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                                                                EXHIBIT 10.6(c)

                          AMENDMENT TO EMPLOYMENT AGREEMENT
                                  WITH GARY A. ROSS
                            (formerly titled "Agreement")



     AMENDMENT dated December 3, 1996 to the Employment Agreement ("("the Employment Agreement," formerly titled Agreement) dated as of August 25, 1988 by and among The Musicland Group, Inc., a Delaware corporation (the "Company"), Musicland Stores Corporations, a Delaware corporation (the "Parent") and Gary A. Ross (the "Executive").

     WHEREAS, the Board of Directors, on behalf of the Company and the Parent, and the Executive have determined it to be in their mutual best interests to amend the Employment Agreement in certain respects:

     NOW, THEREFORE, BE IT RESOLVED, that the Employment Agreement shall be amended as follows:

1. Section 1, TERM OF EMPLOYMENT; OFFICE AND DUTIES, is amended by deleting the title "Executive Vice President of Marketing and Merchandising" as it appears in subparagraph (a) thereof, and inserting in its place "President, Superstores Division"

2. Section 3, COMPENSATION, is amended by deleting the salary of "$195,000" in subparagraph (a) and inserting in its place "$316,340."

3.   Section 3, COMPENSATION, is further amended by adding to subparagraph
     (b)(iii) the words "and other subsequent Stock Plans" after the word
     "Plan."

4. Section 8 (c), TERMINATION OF EMPLOYMENT, is hereby deleted in its entirety and substituting in its place is the following:

     (c) By the Executive at any time for any other reason, in which event the Executive's employment and the Period of Employment hereunder shall be deemed terminated as of the 90th day following the giving of written notice by the Executive to the Company or such earlier date as the Company may specify on a written notice to the Executive. In the event of any termination by the Executive pursuant to this
           Section 8(c), the Executive shall receive all compensation and other benefits to which he was entitled under this Agreement through the termination date and thereafter the Company will have no further obligation to the Executive except for qualified benefits vested and accrued as of the termination date.

5. Section 9, REDUCTION FOR EQUITY APPRECIATION, is hereby deleted in its entirety and is no longer of any force or effect.

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6.   Section 19, NOTICES, is amended by deleting Gary A. Ross's home address of
     "4119 France Avenue South, Minneapolis, MN 55416" and inserting in its place "2608 Crosby Road, Wayzata, MN 55391."

     IN WITNESS WHEREOF, the undersigned have executed this Amendment of Employment Agreement as of the date set forth above.

                                       THE MUSICLAND GROUP, INC.


                                       By:  /s/ Jack W. Eugster
                                          --------------------------------
                                       Its: Jack W. Eugster, Chairman & CEO



                                       MUSICLAND STORES CORPORATION

                                       By: /s/ Jack W. Eugster
                                          --------------------------------
                                       Its: Jack W. Eugster, Chairman & CEO



                                       EXECUTIVE


                                       /s/ Gary A. Ross
                                      ------------------------------------
                                      Gary A. Ross